Exhibit 10.3

APN #: See Attached

Recorded at the request of, and

when recorded, return to:

Barrick Gold of North America Inc.

310 S. Main Street, Suite 1150

Salt Lake City, Utah 84101

Attention: Orson Tingey

With a copy to:

Barrick Gold of North America Inc.

310 S. Main Street, Suite 1150

Salt Lake City, Utah 84101

Attention: Kari Herron

Mail Tax Statement to: N/A

Space above for County Recorder’s Use

Affirmation Statement: The undersigned affirms that this document does not contain any social security numbers or other personal information of any person (per NRS 239B.030).

INDEMNITY DEED

THIS INDEMNITY DEED is made and entered into as of this 26th day of October 2020 (the “Effective Date”), by and among Homestake Mining Company of California, a California corporation (“Homestake”) and Lac Minerals (USA) LLC, a Delaware limited liability company ( “Lac Minerals” and together with Homestake, the “Indemnitees”); and Bullfrog Gold Corp., a Delaware corporation (the “Indemnitor”) and Bullfrog Mines LLC, a Delaware limited liability company (the “Company”). Homestake shall act as the “Administrative Agent” for the Indemnitees under this Deed. Homestake, Lac Minerals, Indemnitor and Company sometimes may be referred to in this Deed individually as a “Party,” and collectively as the “Parties.”

RECITALS

A. Pursuant to a Membership Interest Purchase Agreement dated as of October 9, 2020 (the “MIPA”), the Indemnitor purchased from the Indemnitees all of the outstanding equity interests in the Company. The Company is the owner or, as applicable, the holder, of the Property Rights (as defined herein) and the Operating Permits (as defined herein).

B. The Indemnitor has agreed: (i) to conduct, or have conducted, Mining Operations (as defined herein) at the Mine (as defined herein) in accordance with Mining Industry Best Practices (as defined herein) and the Operating Parameters (as defined herein) and (ii) to indemnify, defend and hold harmless the Indemnified Parties (as defined herein) from and against any and all Claims (as defined herein) and Losses (as defined herein) arising directly or indirectly from the conduct of Mining Operations at the Mine, all upon the terms and subject to the conditions set forth in this Deed.

C. The Indemnitees will realize benefits and economic advantages arising from the conduct of Mining Operations at the Mine.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Article I.

DEFINITIONS

1.1 Certain Defined Terms. For purposes of this Deed, except where the context otherwise requires, the following capitalized terms have the following meanings:

“Administrative Agent” has the meaning set forth in the Preamble.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one of more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Backfill Parameters” has the meaning set forth in Section 2.2(b)(iv).

“BLM” means the United States Department of the Interior Bureau of Land Management.

“Business Day” means from the hours of 9:00 a.m. (Eastern Time) through 5:00 p.m. (Eastern Time) of any day except Saturday, Sunday or any other day on which commercial banks located in Vancouver, British Columbia, Toronto, Ontario or Denver, Colorado are closed for business.

“Claim” means any action, arbitration, cause of action, claim, counterclaim, demand, dispute, grievance, mediation, injunction, investigation, notice of violation, obligation, order, stay, suit or other proceeding.

2

“Commercial Production” means the day on which Mining Operations at the Mine are capable of and have achieved a rate through the processing plant of the Mine in tons per day that is at least 90% of the design capacity of the processing plant with at least 90% of design recovery being achieved for a period of 30 consecutive days within a three month period.

“Company” has the meaning set forth in the Preamble.

“Corporate Reorganization” has the meaning set forth in Section 3.1(a).

“Cure Period” has the meaning set forth in Section 2.5(a).

“Deed” means this Indemnity Deed and any exhibits, schedules and addenda referenced herein or attached hereto, as the same may be amended or modified from time to time as set forth herein.

“Default Cure Plan” has the meaning set forth in Section 2.5(a).

“Effective Date” has the meaning set forth in the Preamble.

“Environmental Law” means all applicable Laws relating to the protection of human health and safety, the environmental or hazardous or toxic substances or wastes, pollutants or contaminants (including Hazardous Materials).

“Event of Default” has the meaning set forth in Section 2.5.

“Governmental Authority” means: (a) any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise); (b) any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government; (c) any court, commission, individual arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; or (d) any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association.

“Governmental Filings” has the meaning set forth in Section 2.1(c).

“Hazardous Material” means any pollutant, contaminant, constituent, chemical, mixture, raw material, intermediate product, finished product or by-product, hydrocarbon or any fraction thereof, or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including all substances, materials, or wastes, the presence and amount of which is regulated by any Governmental Authority under any Environmental Law, or which may threaten life, health or property or adversely affect the environment.

“Homestake” has the meaning set forth in the Preamble.

3

“Indemnifiable Claim” has the meaning set forth in Section 4.1(b).

“Indemnification Obligations” has the meaning set forth in Section 4.1(a).

“Indemnification Period” has the meaning set forth in Section 4.1(b).

“Indemnified Parties” means the Indemnitees and their Affiliates (including Homestake in its capacity as Administrative Agent), and their respective members, shareholders, directors, officers and employees, and “Indemnified Party” means any one of them.

“Indemnitee Regulatory Rights” has the meaning set forth in Section 2.4(b).

“Indemnitees” has the meaning set forth in the Preamble.

“Indemnitor” has the meaning set forth in the Preamble.

“Indemnitor Parties” means, collectively, the Indemnitor, the Company and their respective Affiliates and “Indemnitor Party” means any one of them; provided that, for the avoidance of doubt, Augusta Investments Inc., a shareholder in Indemnitor, shall not be deemed to be an Indemnitor Party unless and until it merges, consolidates or amalgamates with or into, or otherwise becomes a successor to Indemnitor, the Company or any of their respective Affiliates, or acquires, directly or indirectly, all or substantially all of the assets of the Company.

“Inspection Right” has the meaning set forth in Section 2.4(a).

“Lac Minerals” has the meaning set forth in the Preamble.

“Laws” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, formal interpretation, or other requirement or rule of law of any Governmental Authority.

“Loss” means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, fines, costs and expenses (including reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement but excluding punitive, exemplary, aggravated damages, lost opportunity damages and loss of profits), injuries and judgments arising directly or indirectly as a consequence of such matter.

“Mine” means the area, including the TSF, within the circumambient boundaries of the Mining Claims, commonly known as the Bullfrog mine, as depicted on the Mine Map.

“Mine Map” means the map as of the Effective Date, attached as Exhibit B, and includes the descriptions of the Mining Claims.

4

“Mining Claims” means the patented mining claims, unpatented lode and placer claims, and the millsites set forth in Parts I and II of Exhibit A to this Deed, together with any appurtenant rights.

“Mining Industry Best Practices” means the best practices; methods; specifications; licensing requirements; standards of care, skill, diligence, safety and performance; environmental health and safety standards (including the use of certified or third party verified environmental management systems and adherence to the Canadian Dam Association guidelines and the TSM Guiding Principles of the Mining Association of Canada, or such other established industry standards as may be agreed in writing by the Parties from time to time); and acts generally engaged in or observed by recognized and experienced international mining companies, as in effect from time to time for Mining Operations, which are consistent with good judgment, reliability, and safety, all in compliance with applicable Permits (including Operating Permits) and applicable Laws.

“Mining Operations” means any mining, extracting, producing, handling, milling, leaching, beneficiation or other processing of ores; activities directed toward ascertaining the existence, location, quantity, quality or commercial value of mineral deposits, including drilling required after discovery of potentially commercial mineralization; any preparation for the removal and recovery of minerals, in-fill drilling, preparation of order of magnitude studies, pre-feasibility studies, feasibility studies, pre-production stripping, stripping and the construction or installation of any mill, leach facilities, or any other improvements to be used for the mining, extracting, producing, handling, milling, leaching, beneficiation or other processing of ores; actions performed during or after the foregoing to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Mining Claims or other compliance with Environmental Laws; and the attendant reclamation and remediation and closure upon completion of the foregoing, including obligations or responsibilities that are reasonably expected to or actually continue or arise, such as, without limitation, future monitoring, management, treatment or stabilization.

“MIPA” has the meaning set forth in Recital A.

“NDEP” means the Nevada Department of Environmental Protection.

“Notice of Claim” has he meaning set forth in Section 4.3(a).

“Operating Parameters” has the meaning set forth in Section 2.2(b).

“Operating Permits” means the Permits set forth in Exhibit C.

“Operating Records” has the meaning set forth in Section 2.1(b).

“Operational Default” has the meaning set forth in Section 2.5(a).

“Parties” has the meaning set forth in in the Preamble.

“Party” has the meaning set forth in the Preamble.

5

“Permit Modification Notice” has the meaning set forth in Section 2.3.

“Permit Modifications” has the meaning set forth in Section 2.3.

“Permits” means any permit, license, approval, consent, ruling, authorization, certification, concession, exemption, variance, notification, waiver, clearance or registration by or with a Governmental Authority or other third parties in connection with the Mine, including Mining Operations and the Operating Parameters.

“Person” means any individual, corporation or company with or without share capital, partnership, joint venture, association, trust, unincorporated organization, trustee, executor, administrator or other legal personal representative, Governmental Authority or entity however designated or constituted.

“Property Rights” means the Mining Claims, the rights-of-way set forth in Part III of Exhibit A to this Deed, and the water rights set forth in Part IV of Exhibit A to this Deed.

“Release” means any spill, discharge, leak, emission, injection, escape, dumping, leaching, dispersal, disposal, emanation, migration or release of any Hazardous Materials into the environment, including abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Materials, or the recycling of Hazardous Materials.

“Transfer” means to, directly or indirectly, sell, transfer, assign, convey, dispose or otherwise grant a right, title or interest (including a joint venture interest or an expropriation or other transfer required or imposed by Law or any Governmental Authority, whether voluntary or involuntary), or to abandon, surrender or otherwise relinquish a right, title or interest.

“Trust Deed” means the deed of trust in the form attached as Exhibit D.

“TSF” means the tailings storage facility for the Mine as of the Effective Date, identified as such on the Mine Map.

“Waste Rock Encapsulation” has the meaning set forth in Section 2.2(b)(ii).

1.2 Rules of Construction.

(a) In this Deed:

(i) unless the context otherwise clearly requires, (A) references to the plural include the singular, and references to the singular include the plural, (B) references to one gender include the other gender, (C) the words “include,” “includes,” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation,” (D) the terms “hereof,” “herein,” “hereunder,” “hereto,” and similar terms refer to this entire Deed and not to any particular provision of this Deed, unless the provision otherwise provides, (E) “or” is used in the inclusive sense of “and/or,” (F) if a word or phrase is defined, then its other grammatical or derivative forms have a corresponding meaning; (G) a reference to Law or a statute, code, act, legislation, or to a provision thereof includes a modification, amendment, or substitution thereof or any successor Law, the rules and regulations promulgated thereunder, and the formal interpretations issued in accordance therewith; and (H) unless otherwise specified, the terms “day” and “days” mean and refer to calendar day(s);

6

(ii) unless otherwise specified, any reference to any document, instrument or agreement (including a reference to this Deed) (A) includes and incorporates all exhibits, schedules, and other attachments thereto, (B) includes and incorporates all documents, instruments, deeds, or agreements issued or executed in connection therewith or in replacement thereof, and (C) means such document, instrument, deed, or agreement, or replacement or predecessor thereto, as amended, modified, or supplemented from time to time in accordance with its terms and in effect at any given time (except to the extent prohibited by this Deed or such other agreement or document);

(iii) unless otherwise specified, all references to articles, sections, schedules and exhibits are to the Articles, Sections, Schedules, and Exhibits of this Deed; and

(iv) the headings of this Deed are for reference purposes only and shall not affect in any way the meaning or interpretation of this Deed.

(b) The Parties acknowledge that they and their respective legal counsel have reviewed and participated in negotiating and settling the terms of this Deed and agree that no inference shall be drawn in favor of or against any Party by virtue of the fact that they or their respective legal counsel were or were not principally responsible for drafting this Deed.

Article II.

MINING OPERATIONS

2.1 Indemnitor Responsibilities.

(a) The Indemnitor Parties are solely responsible and liable for all Mining Operations at the Mine, and an Indemnitor Party shall at all times be the operator under applicable Laws. No Indemnified Party is, or shall be considered to be, an operator under applicable Laws or otherwise involved in any Mining Operations at the Mine. Indemnitor shall not, and shall cause the Indemnitor Parties not to, bring any Claim against any one or more of the Indemnified Parties alleging that any one or more of such Indemnified Parties is an operator of the Mine based on any activities undertaken by one or more of the Indemnified Parties pursuant to this Deed, or under applicable Laws.

(b) The Indemnitor Parties shall maintain complete and accurate records of Mining Operations at the Mine in accordance with Mining Industry Best Practices (the “Operating Records”).

7

(c) Indemnitor shall provide to the Administrative Agent promptly, and in any event within five Business Days of the triggering event referred to below: (i) copies of material filings with all Governmental Authorities related to Mining Operations at the Mine; and (ii) written notice of (A) any Release, or threatened Release; (B) any contamination or threat to the environment, or human health and safety at the Mine that requires a notice or filing with a Governmental Authority, together with a copy of any such filing; and (C) any Claims alleged by a Governmental Authority or Losses imposed by a Governmental Authority together with copies of any documents related to such Claims or Losses (“Governmental Filings”).

2.2 Operating Parameters.

(a) The Indemnitor Parties shall conduct Mining Operations at the Mine, or cause Mining Operations at the Mine to be conducted, in accordance with Mining Industry Best Practices.

(b) In addition to Mining Industry Best Practices, the Indemnitor Parties shall conduct Mining Operations, or cause Mining Operations to be conducted, at the Mine in compliance with the following (the “Operating Parameters”):

(i) The Indemnitor Parties shall obtain, maintain and comply with all necessary Permits (including Operating Permits), including maintaining groundwater gradient sufficient to capture and control flow of Mine influenced groundwater or alternative water manager as approved by applicable Governmental Authorities, including the NDEP.

(ii) The Indemnitor Parties shall ensure that the potential acid generating waste rock encapsulated on the Phase V pit bottom (south extension at approximately 952 meters amsl) at the Mine, as designated on the Mine Map, remains undisturbed (the “Waste Rock Encapsulation”).

(iii) The Indemnitor Parties shall not conduct any Mining Operations, or seek to conduct any Mining Operations, that could be reasonably likely to disturb the TSF, and shall ensure that the TSF remains undisturbed.

(iv) The Indemnitor Parties shall ensure that the backfill placed in the current pit at the Mine will leave a minimum of 10 acres at an elevation of < 940 meters amsl, to be able to demonstrate to the satisfaction of the applicable Governmental Authorities, including the NDEP and the BLM, that a hydrological sink will be retained in the vicinity of the pit at the Mine (the “Backfill Parameters”).

(v) The Indemnitor Parties shall exercise due care consistent with Mining Industry Best Practices in the handling, management, acquisition, disposal, generation, recycling, use and sale of Hazardous Materials.

8

2.3 Modification of Operating Parameters. Subject to the Indemnitee Regulatory Rights and the Indemnitor Parties’ compliance with their obligations relating to the Permit Modification Notice and the Inspection Rights, the Indemnitor Parties may apply for additional Permits, or seek approval to modify or amend the Operating Permits related to the Waste Rock Encapsulation and the Backfill Parameters, from Government Authorities (including the NDEP and BLM) having jurisdiction over the Mining Operations at the Mine, including the Waste Rock Encapsulation and the Backfill Parameters (the “Permit Modifications”); provided that Indemnitor shall provide the Administrative Agent not less than 30 days’ written notice (the “Permit Modification Notice”) prior to the submission of any request for Permit Modifications, which Permit Modification Notice shall include a copy of the proposed submission(s) to the relevant Governmental Authorities requesting approval of the Permit Modifications.

2.4 Indemnitee Rights.

(a) Any one or more of the Indemnified Parties shall have the right, but not the obligation, to access the Operating Records in order to verify that Mining Operations at the Mine comply with the Mining Industry Best Practices and the Operating Parameters, and to exercise their respective Indemnitee Regulatory Rights (the “Inspection Right”). The Indemnitor Parties shall ensure that the Indemnified Parties are able to exercise the Inspection Right during normal operating hours on working days at the expense of the Indemnified Parties, provided that the Indemnified Parties shall deliver five days’ prior notice to the Indemnitor Parties before exercising the Inspection Right. In addition, any Inspection Right related to the Mining Operations at the Mine and the Operating Parameters will be conducted in accordance with applicable Mine health and safety standards.

(b) Any one or more of the Indemnified Parties shall have the unfettered right to make submissions to the relevant Governmental Authorities in respect of each application for additional Permits and each request for a Permit Modification, and exercise any other rights available to such Indemnified Parties under applicable Law (including injunctive rights), as applicable, in their sole and absolute discretion (the “Indemnitee Regulatory Rights”). Indemnitor shall not assert, and shall cause the Indemnitor Parties not to assert, that any Indemnified Party owes any duty to Indemnitor, any of the Indemnitor Parties or any other Person, or otherwise is restricted or prohibited in any way from exercising the Indemnitee Regulatory Rights or otherwise acting in the best interests of any such Indemnified Party in connection with the exercise of any of the Indemnitee Regulatory Rights.

(c) The Indemnified Parties may use any non-public information obtained pursuant to the Inspection Rights to confirm compliance by the Indemnitor Parties under this Deed and in furtherance of the exercise of the Indemnitee Regulatory Rights, and shall not use such non-public information for any other purpose.

9

2.5 Default. The occurrence of any one or more of the following events shall constitute a default under this Deed (as applicable, an “Event of Default”):

(a) the Indemnitor Parties fail to conduct, or fail to have conducted, Mining Operations at the Mine in accordance with Mining Industry Best Practices and the Operating Parameters in all material respects (an “Operational Default”) and such failure continues for a period of 30 days after receipt of written notice of such failure from the Administrative Agent (the “Cure Period”); provided that, if the Indemnitor Parties, using diligent efforts, cannot cure any such Operational Default within the Cure Period, then the Indemnitor Parties promptly shall take meaningful steps to attempt to cure such Operational Default as quickly as possible and provide the Administrative Agent during the Cure Period with a written plan acceptable to the Administrative Agent, acting reasonably, as to the steps the Indemnitor Parties will take to cure such Operational Default and the time period in which such Operational Default will be cured (the “Default Cure Plan”);

(b) the Indemnitor Parties fail to cure an Operational Default in accordance with the applicable Default Cure Plan;

(c) any of the Indemnitor Parties seeks to prohibit any of the Indemnified Parties from exercising its Indemnitee Regulatory Rights;

(d) Indemnitor undertakes, or attempts to undertake, a Corporate Reorganization in contravention of Section 3.1(a);

(e) the Company undertakes, or attempts to undertake, a Corporate Reorganization in contravention of Section 3.1(b);

(f) the Company transfers all or any portion of the Property Rights in contravention of Section 3.2;

(g) the Company abandons, or takes action to abandon, any Mining Claims in contravention of Section 3.3;

(h) the Administrative Agent, acting reasonably, determines that the Indemnitor Parties are unable or unwilling to perform any one or more of their Indemnification Obligations; or

(i) (i) any one or more of the Indemnitor Parties seeks voluntary relief under any applicable federal or state debtor relief laws; (ii) an involuntary case is commenced against any one or more of the Indemnitor Parties under any applicable federal or state debtor relief laws and such case is not dismissed with prejudice within 60 days after its filing; (iii) any one or more of the Indemnitor Parties is declared insolvent or unable to pay its debts as the same become due; (iv) any one or more of the Indemnitor Parties commences dissolution or liquidation proceedings; or (v) a receiver, liquidator, judicial manager, sequestrator, trustee, custodian or other officer having similar powers is appointed with respect to such Indemnitor Party or its assets.

Upon the occurrence and during the continuance of an Event of Default, each of the Indemnitees, in addition to any rights to foreclose on the Property Rights under the Trust Deed, may seek any and all remedies available to it at law or in equity.

2.6 Relationship of the Parties. Nothing in this Deed shall create or be deemed to create a relationship of employer and employee, joint venture or partnership between the Indemnified Parties or the Indemnitor Parties for any purpose whatsoever. Nothing in this Deed shall create a relationship of principal and agent between the Indemnified Parties or the Indemnitor Parties. Nothing in this Deed shall be construed to allege that any Indemnified Party is an operator of the Mine under applicable Laws. No Party shall have the authority to bind or obligate the other Parties in any manner as a result of the relationship created hereby.

10

Article III.

TRANSFER AND ABANDONMENT

3.1 Preservation of Corporate Structure.

(a) Subject to Section 3.3, Indemnitor shall not consolidate, amalgamate with, or merge with or into, or Transfer all or substantially all of its assets to, or reorganize, reincorporate or reconstitute into or as another entity (each a “Corporate Reorganization”) without the prior written consent of the Administrative Agent unless at the time of such Corporate Reorganization, the resulting, surviving or transferee entity: (i) assumes in favor of the Indemnified Parties all the obligations of Indemnitor under this Deed in an instrument in writing satisfactory to the Administrative Agent, acting reasonably; and (ii) has the financial capability to satisfy the obligations of the Indemnitor pursuant to this Deed, as determined to the satisfaction of the Administrative Agent, acting reasonably.

(b) The Company shall not undertake a Corporate Reorganization without the prior written consent of the Administrative Agent unless at the time of such Corporate Reorganization: (i) the resulting, surviving or transferee entity assumes in favour of Indemnified Parties all the obligations of the Company under this Deed and the Trust Deed in instruments in writing satisfactory to the Administrative Agent, acting reasonably; (ii) the conditions in Sections 3.2(a) and 3.2(c) are satisfied by the resulting, surviving or transferee entity; and (iii) Indemnitor acknowledges, confirms and agrees in favor of Indemnified Parties in an instrument in writing satisfactory to the Administrative Agent, acting reasonably, that Indemnitor’s obligations under this Deed continue in full force and effect despite such Corporate Reorganization.

3.2 Limitations on Transfer. The Indemnitor Parties shall not Transfer, in whole or in part, the Property Rights without the prior written consent of Administrative Agent, unless the Person to whom or to which such Property Rights are Transferred: (a) agrees to conduct Mining Operations at the Mine pursuant to Mining Industry Best Practices and in accordance with the Operating Parameters; (b) assumes in favor of the Indemnified Parties all or its proportionate share thereof based on its relative interest in the Mining Claims of the obligations of the Company under this Deed and the Trust Deed in instruments in writing satisfactory to the Administrative Agent, acting reasonably; (c) has the financial capability to conduct Mining Operations at the Mine pursuant to Mining Industry Best Practices and in accordance with the Operating Parameters and to satisfy its obligations under this Deed and the Trust Deed, as determined to the reasonable satisfaction of the Administrative Agent; and (d) the parent of such transferee assumes in favor of the Indemnified Parties all or its proportionate share of the obligations of Indemnitor Parties under this Deed based on its relative interest in the Mining Claims. Any Transfer of all or any portion of the Property Rights in contravention of this Section 3.2 shall be void ab initio.

11

3.3 Abandonment. Subject to Section 6.1, the Indemnitor Parties may abandon any Mining Claims that no longer are deemed beneficial for Mining Operations at the Mine upon not less than 30 days’ prior written notice to the Administrative Agent; provided that the Indemnitor Parties shall not abandon any Mining Claims related to the TSF.

Article IV.

INDEMNITY

4.1 Indemnity.

(a) Subject to Section 4.1(b), the Indemnitor Parties hereby unconditionally and irrevocably agree to jointly and severally indemnify, defend, and hold harmless the Indemnified Parties from and against any and all Claims and Losses (including prejudgment interest, lost profits, and consequential and exemplary damages) directly or indirectly arising from any and all Claims of any Person (including any Governmental Authority) relating to any one or more of (i) Mining Operations at the Mine conducted by any Person on or following the Effective Date (including any failure or alleged failure to conduct Mining Operations at the Mine in accordance with Mining Industry Best Practices or the Operating Parameters) and (ii) allegations that any one or more of the Indemnified Parties is or was an operator of the Mine under applicable Law: (A) on or following the Effective Date, and (B) prior to the Effective Date, subject to Section 4.1(c) (collectively, the “Indemnification Obligations”).

(b) The obligation of the Indemnitor Parties to indemnify, defend and hold harmless the Indemnified Parties from and against any and all Claims and Losses related to any Indemnification Obligations (an “Indemnifiable Claim”) shall commence on the Effective Date and shall continue for a period commencing on the Effective Date and expiring on the date that is 10 years following the date on which Commercial Production is achieved, as certified by a senior officer of Indemnitor and notified promptly in writing to the Administrative Agent (the “Indemnification Period”).

(c) In the event that one or more of the Indemnified Parties seeks indemnification from the Indemnitor Parties pursuant to Section 4.1(a)(ii)(B), the Parties shall negotiate in good faith to allocate among the Parties responsibility for such Claims and Losses relating to periods prior to the Effective Date. If the Parties are unable to mutually agree to an allocation of such Claims and Losses within 30 days after the Indemnitor’s receipt of a Notice of Claim (or within such other period as the Parties may mutually agree), the Indemnitor Parties shall indemnify the Indemnified Parties for such Claims and Losses pursuant to Section 4.1(a); provided that, if a court of competent jurisdiction finally determines that any applicable Claim or Loss arose principally from the actions of an Indemnified Party as an operator of the Mine under applicable Law prior to the Effective Date, then the Indemnified Parties shall reimburse the Indemnitor Parties for amounts paid by the Indemnitor Parties pursuant to any such Claim or Loss pursuant to Section 4.1(a) up to the aggregate total amount of US$1,756,661.

12

4.2 Indemnification Covenant. The Indemnitor covenants and agrees that the Indemnitor shall not assert or make, and the Indemnitor shall cause the Indemnitor Parties not to assert or make, in any circumstance any Claim or other request for payment or compensation for any Loss in respect of any fact, matter, circumstance, action, event or otherwise that relates to Mining Operations at the Mine.

4.3 Notice of Indemnifiable Claim.

(a) An Indemnified Party seeking indemnification pursuant to an Indemnifiable Claim during the Indemnification Period shall give written notification to the Indemnitor of such Indemnifiable Claim (a “Notice of Claim”) promptly upon becoming aware of the Claim or Loss. The Notice of Claim shall specify with reasonable particularity, to the extent that the information is available, the factual basis for the Indemnifiable Claim and the amount of the Indemnifiable Claim.

(b) If an Indemnified Party fails to provide the Indemnitor with a Notice of Claim promptly as required by Section 4.4(a), the Indemnitor Parties shall be relieved of the obligation to pay damages to the extent they can show that they were prejudiced in the defense of the Indemnifiable Claim or in proceeding against a third party who would have been liable to them but for the fact of the delay, but the failure to provide such Notice of Claim promptly shall not otherwise release the Indemnitor Parties from their obligations under this Article 4.

(c) Subject to compliance in all material respects by the Indemnitor with its obligations under Sections 2.1(c) and 2.4(a), if the Indemnification Period has expired without any Notice of Claim having been given to the Indemnitor, then the related Indemnifiable Claim shall be forever extinguished, notwithstanding that the Indemnified Parties did not know, and in the exercise of reasonable care could not have known, of the existence of the Indemnifiable Claim during the Indemnification Period. Notwithstanding the foregoing, if, before the close of business on the last day of the Indemnification Period, an Indemnitor Party shall have been notified in writing of an Indemnifiable Claim the basis for which arose during the Indemnification Period, such Indemnifiable Claim shall continue to survive and shall remain a basis for indemnity hereunder until such Indemnified Claim is finally resolved or disposed of in accordance with the terms hereof.

4.4 Indemnification Procedure.

(a) Subject to Section 4.4(d), upon receiving a Notice of Claim, the Indemnitor may participate in the investigation and defense of the Indemnifiable Claim, and may also elect to assume the investigation and defense of the Indemnifiable Claim with counsel satisfactory to the Indemnified Party, acting reasonably; provided that the Indemnitor shall not have the right to assume such investigation and defense, and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the Indemnifiable Claim involves a Claim that, in the good faith judgment of the Indemnified Party, the Indemnitor failed or is failing to vigorously prosecute or defend. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Indemnifiable Claim with counsel selected by it subject to the Indemnitor’s right to control the defense thereof.

13

(b) In order to assume the investigation and defense of an Indemnifiable Claim, the Indemnitor must give the Indemnified Party written notice of its election within 20 days of the Indemnitor’s receipt of the Notice of Claim.

(c) Subject to Section 4.4(d), if the Indemnitor assumes the investigation and defense of an Indemnifiable Claim:

(i) the Indemnitor Parties will pay for all reasonable costs and expenses of the investigation and defense of the Indemnifiable Claim except that the Indemnitor Parties will not, so long as it diligently conducts such defense, be liable to the Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of the Indemnifiable Claim, incurred by the Indemnified Party after the date the Indemnitor validly exercised its right to assume the investigation and defense of the Indemnifiable Claim;

(ii) the Indemnitor Parties will reimburse the Indemnified Party for all reasonable costs and expenses incurred by the Indemnified Party in connection with the investigation and defense of the Indemnifiable Claim prior to the date the Indemnitor validly exercised its right to assume the investigation and defense of the Indemnifiable Claim; and

(iii) if the Indemnitor thereafter fails to defend the Indemnifiable Claim within a reasonable time, the Indemnified Party shall be entitled to assume such defense at the Indemnitor Parties’ cost and expense and the Indemnitor shall be bound by the results obtained by the Indemnified Party with respect to the Indemnifiable Claim.

(d) Where the named parties to any Indemnifiable Claim include the Indemnified Party as well as any Indemnitor Party and the Indemnified Party determines in good faith, based on advice from legal counsel, that joint representation would be inappropriate due to the actual or potential differing interests between them or there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor Parties, and the Indemnified Party notifies the Indemnitor in writing that they elect to retain separate counsel, the Indemnitor shall not have the right to assume the defense of such Indemnifiable Claim on behalf of the Indemnified Party but shall be liable to pay the reasonable fees and expenses of counsel of the Indemnified Party. In no event, however, shall the Indemnitor Parties be liable hereunder to pay the fees and disbursements of more than one counsel in any one jurisdiction acting as counsel on behalf of all Indemnified Parties.

(e) If the Indemnified Party undertakes the defense of the Indemnifiable Claim, the Indemnitor Parties will not be bound by any compromise or settlement of the Indemnifiable Claim effected without the consent of the Indemnitor Parties (which consent may not be unreasonably withheld, conditioned or delayed).

14

(f) Neither of the Indemnitor Parties will be permitted to compromise and settle or to cause a compromise and settlement of a Indemnifiable Claim without the prior written consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed; provided, however, that no such consent shall be required if:

(i) the terms of the compromise and settlement require only the payment of money for which the Indemnified Party is entitled to full indemnification under this Deed and the Indemnitor Parties agree to timely pay such amount in full; and

(ii) the Indemnified Party is not required to admit any wrongdoing, take or refrain from taking any action, acknowledge any rights of the Person making the Indemnifiable Claim or waive any rights that the Indemnified Party may have against the Person making the Indemnifiable Claim.

(g) No Party shall be liable to pay any amount in discharge of a Claim under this Deed unless and until the liability in respect of which the Claim is made has become due and payable.

4.5 Nature of Indemnity.

(a) The Indemnification Obligations given hereunder are freely and voluntarily given and the Parties acknowledge and represent that they have fully reviewed the terms contained herein, that they are fully informed with respect to the legal effect of the Indemnification Obligations, and that they have voluntarily chosen to accept the terms and conditions.

(b) The Indemnification Obligations shall be read liberally to give the Indemnified Parties the broadest possible protection.

4.6 Trust Deed. The Parties acknowledge and agree that Indemnitees have an interest to ensure that Indemnitor Parties fulfill their respective obligations under this Deed. The Company hereby grants to Indemnitees a security interest in the Property Rights and the Operating Permits pursuant to the Trust Deed. Indemnitees may exercise their rights under the Trust Deed at any time upon an Event of Default.

Article V.

REPRESENTATIONS

Each Party, severally and not jointly, hereby represents to the other Parties as of the Effective Date that:

5.1 Existence. It is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing in the jurisdiction of its organization and has the power and authority to carry on its business as currently conducted and as contemplated to be conducted under this Deed and the Trust Deed, to the extent a party thereto.

5.2 Authority. It has full right, power and authority to enter into and be bound by the terms and conditions of this Deed and the Trust Deed, to the extent a party thereto, and to carry out their respective obligations under this Deed and the Trust Deed, to the extent a party thereto, without the approval or consent of any other individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

15

5.3 Enforceability. It has duly authorized the Deed and the Trust Deed, to the extent a party thereto, by all requisite company action. To the extent a party thereto, the Deed and the Trust Deed have been duly executed and delivered and constitute a the legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.4 Validity. The entering into this Deed and the Trust Deed, to the extent a party thereto, and the carrying out of their respective obligations hereunder and thereunder are not prohibited, restricted or otherwise limited by any contract, agreement or understanding entered into by them, or by which any of them is bound, with any other Person.

5.5 No Conflict. The execution, delivery and performance of this Deed and the Trust Deed, to the extent a party thereto, do not: (i) conflict with or result in a violation or breach of any provision of its constating documents; or (ii) violate in any material respect any Law applicable to it.

5.6 Governmental Actions. There is no Claim pending or currently threatened against it which, if adversely determined, would restrict or limit its right to enter into this Deed and the Trust Deed, to the extent a party thereto, or carry out its obligations under this Deed and the Trust Deed, to the extent a party thereto.

Article VI.

MISCELLANEOUS

6.1 Real Property Interest. The Parties intend that the obligations of the Indemnitor Parties to conduct Mining Operations at the Mine in accordance with Mining Industry Best Practices and the Operating Parameters constitute a valuable right, shall continue during the conduct of Mining Operations at the Mine by the Indemnitor Parties, and shall constitute a presently vested interest in and a covenant running with the Property Rights which shall inure to the benefit of and be binding upon the Indemnitor Parties and Indemnitees and their respective, successors and assigns. The obligations of the Indemnitor Parties to conduct Mining Operations at the Mine in accordance with Mining Industry Best Practices and the Operating Parameters shall attach to any amendments, relocations or conversions of any Property Rights, or to any renewals or extensions thereof. If the Indemnitor Parties or any successor or assignee of the Indemnitor Parties surrenders, allows to lapse or otherwise relinquishes or terminates its interest in any of the Property Rights, and reacquires a direct or indirect interest in the land or minerals covered by the former Property Rights, then from and after the date of such reacquisition such reacquired properties shall be included in the Property Rights and the obligations of the Indemnitor Parties to conduct Mining Operations at the Mine in accordance with Mining Industry Best Practices and the Operating Parameters shall apply to such interest so acquired. Indemnitor shall give written notice to the Administrative Agent within 30 days of any acquisition or reacquisition of an interest in the Property Rights. The Parties do not intend that there be any violation of the rule against perpetuities. Accordingly, any right that is subject to such rule shall be exercised within the maximum time periods permitted under applicable Law.

16

6.2 Registration. To the extent the Indemnitees are able to do so under applicable Law, the Indemnitees shall be entitled from time to time and at their sole cost and expense to register or record notice of their interest in the Deed and the Trust Deed against title to the Property Rights or elsewhere, and the Indemnitor Parties shall cooperate with the Indemnitees to effect such reasonable registrations and recordings and provide their written consent, acting reasonably, to any documents in connection therewith and do such other things, at the cost and expense of the Indemnitees, as soon as reasonably practicable, as are reasonably necessary to effect any such registrations or recordings.

6.3 Expenses. Except as otherwise set forth in this Deed, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Deed shall be paid by the Party incurring such costs and expenses.

6.4 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) when received by the addressee if mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.3):

If to Indemnitees:	Administrative Agent
c/o Barrick Gold Corporation
Brookfield Place
TD Canada Trust Tower
161 Bay Street, Suite 3700
P.O. Box 212
Toronto, Canada M5J 2S1
Attention: General Counsel
email:
Fax:

With a copy to:	Barrick Gold of North America Inc.
310 S. Main Street, Suite 1150
Salt Lake City, Utah 84101
Attention: Michael McCarthy
General Counsel (North America)
email:
Fax:

17

If to Indemnitor or the Company:

Bullfrog Gold Corp.
Suite 555 – 999
Vancouver, British Columbia V6C 3E1
Attention: Purni Parikh
email:
Fax:

6.5 Severability. If any provision of this Deed is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Deed shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to a Party.

6.6 Entire Agreement. This Deed (including the Trust Deed) is an essential element of the transactions contemplated in the MIPA; this Deed (including the Trust Deed) constitutes valuable consideration under the MIPA; and Indemnitees will realize benefits and economic advantages from this Deed (including the Trust Deed). Subject to the foregoing, this Deed (including the Trust Deed) constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

6.7 Waiver. No waiver of any provision of this Deed shall be of any force or effect unless such waiver is in writing, expressly stating to be a waiver of a specified provision of this Deed, and is signed by the Party to be bound thereby. A Party’s waiver of any breach of this Deed or failure to enforce any of the provisions of this Deed, at any time, shall not in any way limit or waive that Party’s right thereafter to enforce or compel strict compliance with this Deed or any portion or provision or right under this Deed.

6.8 Successors and Assigns. This Deed shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as provided in Section 3.2, no Party may assign its rights or obligations hereunder without the prior written consent of the other Parties.

6.9 Beneficiaries. This Deed includes rights and benefits for the Indemnitor Parties and the Indemnified Parties, and the Parties will exercise their respective rights and obligations under this Deed with due consideration for the rights and benefits of the Indemnitor Parties and the Indemnified Parties. Subject to the foregoing, this Deed is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Deed.

18

6.10 Amendment and Modification; Waiver. This Deed may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto or, in the case of the Indemnitees, by the Administrative Agent. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving or, in the case of the Indemnitees, by the Administrative Agent. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Deed shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.11 Governing Law; Submission to Jurisdiction.

(a) This Deed shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(b) Any Claim arising out of or based upon this Deed or the interpretation thereof may be instituted in the state courts of Nevada or the federal courts of the United States, in each case located in Reno, Nevada, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such Claim. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any Claim brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Claim in such courts and irrevocably waive and agree not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THIS DEED. THE JURY TRIAL WAIVER CONTAINED IN THIS DEED IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATE TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND. THIS DEED MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS A PARTY’S WRITTEN CONSENT TO SUCH PARTY’S WAIVER OF A JURY TRIAL.

19

6.12 Specific Performance. The Parties hereby agree that irreparable damage would occur in the event that any provision of this Deed is not performed in accordance with its specific terms or is otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by any Party of any of its covenants or obligations set forth in this Deed, the other Parties shall be entitled to injunctive relief to prevent or restrain breaches or threatened breaches of this Deed by the other, and to specifically enforce the terms and provisions of this Deed to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Deed. Each of the Parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Deed by it, and to specifically enforce the terms and provisions of this Deed to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other parties under this Deed.

6.13 Further Assurances. The Parties shall each do, or cause to be done, any such further acts, or execute and deliver, or cause to be executed and delivered, such further documents as may be reasonably necessary for their respective performance under this Deed and the Trust Deed.

6.14 Administrative Agent. Indemnitees hereby appoint Homestake as the Administrative Agent of Indemnitees under this Deed, and each Indemnitee hereby authorizes Homestake to act on behalf of each such Indemnitee as its Administrative Agent in accordance with the terms of this Deed. Homestake hereby agrees to act as the Administrative Agent of Indemnitees as set forth in this Deed. The Indemnitor Parties hereby acknowledge and agree that Homestake is acting as the Administrative Agent of Indemnitees under this Deed. Indemnitees may replace the Administrative Agent upon written notice to Indemnitor.

6.15 Actions by Indemnitor. The Company hereby authorizes and appoints Indemnitor to act on its behalf in accordance with the terms of this Deed. Indemnitor hereby agrees to act on behalf of the Company as set forth in this Deed. The Indemnitees hereby acknowledge and agree that Indemnitor is acting on behalf of the Indemnitor Parties under this Deed.

6.16 Counterparts. This Deed may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Deed delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Deed.

[REMAINDER OF PAGE LEFT BLANK]

20

IN WITNESS WHEREOF, the parties hereto have executed this Deed as of the Effective Date.

INDEMNITEES:

Homestake Mining Company of California, a California corporation

By:
Name:
Title:

Lac Minerals (USA) LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

INDEMNITOR:

Bullfrog Gold Corp, a Delaware corporation

By:
Name:
Title:

COMPANY:

Bullfrog Mines LLC, a Delaware limited liability company

By:
Name:
Title:

21

State of Utah	)
) ss.
County of Salt Lake	)

This instrument was acknowledged before me on October ___, 2020, by ___________ as _________ of Homestake Mining Company of California.

Notary Public in and for the State of Utah
Residing at: ________________________
Commission Expires: _________________

State of Utah	)
) ss.
County of Salt Lake	)

This instrument was acknowledged before me on October ___, 2020, by ______________ as __________ of Lac Minerals (USA) LLC.

Notary Public in and for the State of Utah
Residing at: ________________________
Commission Expires: _________________

State of Utah	)
) ss.
County of Salt Lake	)

This instrument was acknowledged before me on October ____, 2020, by _______________ as ______________ of Lac Minerals (USA) LLC.

Notary Public in and for the State of Utah
Residing at: ________________________
Commission Expires: _________________

State of	)
) ss.
County of	)

This instrument was acknowledged before me on October ___, 2020, by ___________ as _______________ of Bullfrog Gold Corp.

Notary Public in and for the State of Colorado
Residing at: ________________________
Commission Expires: _________________

State of Utah	)
) ss.
County of Salt Lake	)

This instrument was acknowledged before me on October ___, 2020, by ______________ as _____________ of Bullfrog Mines LLC.

Notary Public in and for the State of Utah
Residing at: ________________________
Commission Expires: _________________

22